UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-A/A

AMENDMENT NO. 1
For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

TETRA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	74-2148293 (I.R.S. Employer Identification No.)

25025 Interstate 45 North, Suite 600 The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Rights to Purchase Series One Junior Participating Preferred Stock	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.[X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.[ ]

Securities Act registration statement file number to which this form relates:  None.

Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of class)

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Reference is hereby made to the Registration Statement on Form 8-A filed with the Securities and Exchange Commission by TETRA Technologies, Inc., a Delaware corporation (the “Company”), on October 28, 1998 (the “Registration Statement”), relating to the rights distributed to the stockholders of the Company (the “Rights”) in connection with the Rights Agreement, dated as of October 26, 1998 (the “Rights Agreement”), between the Company and Computershare Trust Company, N.A. (as successor rights agent to Harris Trust and Savings Bank), as Rights Agent (the “Rights Agent”).

The Registration Statement is hereby amended by adding the following text after the last paragraph of Item 1 of the Registration Statement:

On November 6, 2008, the Company and the Rights Agent entered into the First Amendment to Rights Agreement, dated October 31, 2008 (the “First Amendment”).  The First Amendment amends the Rights Agreement to extend the “Final Expiration Date” to November 6, 2018 and to increase the “Purchase Price” to $100.00.

The preceding summary of the principal terms of the First Amendment is a general description only and is subject to the detailed terms and conditions of the First Amendment, which is incorporated herein by reference to Exhibit 4.1 to this Registration Statement on Form 8-A/A.

ITEM 2.  EXHIBITS.

Exhibit Number	Description of Exhibit
4.1
First Amendment to Rights Agreement, dated November 6, 2008, by and between the Company and Computershare Trust Company, N.A. (as successor rights agent to Harris Trust and Savings Bank), as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed November 6, 2008).

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Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

TETRA TECHNOLOGIES, INC.
By: /s/Geoffrey M. Hertel
Geoffrey M. Hertel
President & Chief Executive Officer

Date: November 6, 2008

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INDEX OF EXHIBITS

Exhibit Number	Description of Exhibit
4.1
First Amendment to Rights Agreement, dated November 6, 2008, by and between the Company and Computershare Trust Company, N.A. (as successor rights agent to Harris Trust and Savings Bank), as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed November 6, 2008).